UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 14, 2011


                     CANADIAN TACTICAL TRAINING ACADEMY INC.
             (Exact name of registrant as specified in its charter)

           Nevada                     001-31444                 98-0361119
      (State or Other                (Commission             (I.R.S. Employer
Jurisdiction of Incorporation)       File Number)         Identification Number)

                          7000 Cote de Liesse, Suite #8
                        Montreal, Quebec, Canada, H4T 1E7
                    (Address of principal executive offices)

                             Telephone: 514-373-8411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e -4(c))
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ITEM 5.02 ELECTION OF CERTAIN DIRECTORS

ELECTION OF DIRECTORS

On March 14, 2011, a majority of the shareholders elected the following
Directors:

Steven W. Joe

Steven W. Joe is currently the Training Academy Lieutenant with a large Sheriff's Office in Northwest Louisiana. He has over 24 years of experience in law enforcement and over 21 years as a Firearms and Use of Force Instructor. He has worked in corrections, CID, Patrol, Narcotics, and Training. He was assigned to the SWAT unit for 18 years. Mr. Joe has provided training to Foreign National Police/Military, Federal, State, Parish, and Municipal Law Enforcement Agencies from across the United States.

He is a Cooper Certified Personal trainer. Steven is an International instructor with Monadnock and currently teaches chemical munitions, defensive tactics, firearms, active shooter, edged weapons, ground fighting, less lethal, Basic and Advanced SWAT, submachine gun, patrol rifle, and TASER.

He also works as a contractor for the US Army, teaching the use of Combloc weapons to soldiers and sailors being deployed to Afghanistan and Iraq. Steven has provided expert testimony in the use of deadly force, impact weapons and edged weapons for the 1st District Court of Louisiana. He has worked as a Taskforce Agent for the FBI, DEA, and the US Marshals Service.

He was an adjunct instructor for Thunder Ranch Texas and has a bachelor's degree in Marketing and Management from Northeast University.

Arthur Nathaniel Sapp

Arthur Nathaniel Sapp is an internationally recognized lecturer and law enforcement trainer. Mr. Sapp is a retired Lieutenant of the Colorado Springs Police Department. He is a charter member of the International Law Enforcement Educators and Trainers Association and specializes in courses for instructor development, police baton, and personal safety skills.

He is a widely respected motivational speaker who inspires students to embody good citizenship, pursue disciplines in Science, Technology, Engineering, and Mathematics. He teaches interpersonal leadership skills that help executives and staffs attain higher levels of personal, professional, and organizational achievement.

A former career officer with 33 years of service, Lieutenant Sapp excelled in a variety of high profile assignments. They include Operations and Executive Lieutenant, Watch Commander, Director of the Police Training Academy and Firearms Range, a paraprofessional behavioral health and wellness resource for the Department Peer Support Program, and member of the: Special Anti-Crime Squad, Tactical Enforcement Unit (SWAT), Metropolitan Specialized Criminal Apprehension Team, and Canine Unit.

Lieutenant Sapp has published four books in the field of law enforcement. He produced three training videos. He was a frequent guest on Street Beat and Roll Call Training - the highly regarded series produced by the Law Enforcement Television Network.

A graduate of Columbia Pacific University, Lieutenant Sapp's Bachelor of Arts is in Criminal Justice Administration. He is a graduate of the 210th session of the FBI National Academy.

Both Mr. Sapp and Mr. Joe will each receive a onetime bonus of 100,000 shares of the Company to be delivered not later than December 31, 2012.

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
ITEM 5.02 DEPARTURE OF A CERTAIN OFFICER

George Tsolakos, Vice President Business Development

Mr. Tsolakos ceased working for the Company on April 13, 2012. His tasks have been taken over by Angelo Marino, Vice President of Operations of the Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CANADIAN TACTICAL TRAINING ACADEMY INC.

Date: December 3, 2012
                                    /s/ Jocelyn Moisan
                                    --------------------------------------------
                                    Jocelyn Moisan
                                    President and Director

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